Exhibit 23.1

RSM Richter

RSM Richter LLP Comptables agrees
Chartered Accountants 2,
Place Alexis Nihon Montreal (Quebec) H3Z 3C2
Telephone / Telephone : (514) 934-3400
Telecopieur / Facsimile : (514) 934-3408
www.rsmrichter.com

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement, Form S-1, of Pioneer Power Solutions, Inc. of our report dated January 30, 2009, except for note 18 which is dated November 30, 2009 relating to our audits of the consolidated financial statements of Pioneer Transformers Ltd. as of and for the years ended December 31, 2008 and 2007 appearing in this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ RSM Richter LLP

Chartered Accountants

Montreal, Canada
January 22, 2010

RSM Richter S.E.N.C.R.L. est un cabinet independant membre de RSM International, association de cabinets independants d'expertise comptable et de services conseils.	RSM Richter LLP is an independent member firm of RSM International, an affiliation of independent accounting and consulting firms.